Exhibit 10.1

U.S. Small Business Administraion

NOTE

SBA Loan #	46472072-01 Legacy Loan # 4060003337
SBA Loan Name	Red Violet, Inc.
Date	May 5, 2020
Loan Amount	$2,152,145.00
Interest Rate	1.00%
Borrower	Red Violet, Inc.
Operating Company	Red Violet, Inc.
Lender	Legacy Bank of Florida

1.   PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of

$2,152,145.00

Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.   DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note. “Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.   PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

A. Initial Deferment Period. No payments are due on the Loan for six months from the date of first disbursement of this Loan. Interest will continue to accrue during the deferment period.

B. Loan Forgiveness. Borrower may apply to Lender for forgiveness of the amount due on this Loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this loan:

i.   payroll costs;

ii. any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation);

iii. any payment on a covered rent obligation; and

iv. any covered utility payment.

C. Amount of Loan Forgiveness. The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section

1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than

25% of the amount forgiven can be attributable to non-payroll costs. If Borrower has received an Economic Injury Disaster Loan ("EIDL") advance, the amount of such advance shall be subtracted from the loan forgiveness amount.

D. Interest. The interest rate on this Note is one percent per year (the "Interest Rate"). The interest rate is fixed and will not be changed during the life of the Loan. Except as otherwise provided in this Note, the outstanding Loan Amount shall accrue interest at an annual rate equal to the Interest Rate from the date of this Note until paid in full, whether at maturity, by prepayment, or otherwise.

E. Installment Payments. Borrower shall pay the Monthly Installment on each Monthly Payment Date. Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal.

F. Maturity Date. This Note will mature two years from the date of first disbursement of this loan (the

"Maturity Date").

G. Final Payment. A final payment in the aggregate amount of the then outstanding and unpaid Loan Amount, together with all accrued and unpaid interest thereon, shall become immediately due and payable in full on the Maturity Date.

H. Interest After Maturity Date. Interest shall continue to accrue at the Interest Rate on all amounts unpaid at the

Maturity Date.

I. Computation of Interest. All computations of interest shall be calculated on the basis of actual days elapsed in a 365-day year. Interest shall begin to accrue on the Loan Amount on the date of this Note, and shall not accrue on the Loan Amount on the day on which it is paid.

J. Permitted Prepayment. Notwithstanding any provision in this Note to the contrary, Borrower may prepay this

Note at any time without penalty.

K. Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the Loan, except to the extent that such shareholder, member, or partner uses the loan proceeds for an unauthorized purpose.

L. Additional Terms.

"First Payment Date" means December 2, 2020.

"Monthly Installment(s)" means the eighteen (18) approximately equal installments of principal and interest, each payable on the Monthly Payment Dates, in the amount necessary to fully amortize the Loan after the final payment of the Monthly Installment on the Maturity Date and based on the amount of principal and interest outstanding on the First Payment Date, which principal and interest shall have been reduced by any amounts forgiven that have been reimbursed to Lender by the SBA.

"Monthly Payment Date(s)" means the First Payment Date, the same day of each month thereafter until and including April 2, 2022, and the Maturity Date.

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4.   DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.    Fails to do anything required by this Note and other Loan Documents;

B.   Defaults on any other loan with Lender;

C.   Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.   Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or

SBA;

E.   Makes, or anyone acting on their behalf makes, a materially false or misleading representation to

Lender or SBA;

F.    Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.   Fails to pay any taxes when due;

H.   Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.     Has a receiver or liquidator appointed for any part of their business or property;

J.     Makes an assignment for the benefit of creditors;

K.   Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.   Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without

Lender’s prior written consent; or

M.   Becomes the subject of a civil or criminal action that Lender believes may materially affect

Borrower’s ability to pay this Note.

5.   LENDER’S  RIGHTS  IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.   Require immediate payment of all amounts owing under this Note;

B.   Collect all amounts owing from any Borrower or Guarantor;

C.   File suit and obtain judgment;

D.   Take possession of any Collateral; or

E.   Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.   LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

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A.   Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.    Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.   Release anyone obligated to pay this Note;

D.   Compromise, release, renew, extend or substitute any of the Collateral; and

E.   Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.   WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations.  Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.   SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.   GENERAL PROVISIONS:

A.   All individuals and entities signing this Note are jointly and severally liable.

B.   Borrower waives all suretyship defenses.

C.   Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

D.   Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.   Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.   If any part of this Note is unenforceable, all other parts remain in effect.

G.   To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

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10. STATE-SPECIFIC PROVISIONS:

None.

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11. BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Electronic Signatures

Borrower's electronic signature shall have the same force and effect as an original signature and shall be deemed (i) to be “written” or “in writing” or an “electronic record”, (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts,” if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form.

Borrower:	Red Violet, Inc.

By:	/s/ Daniel MacLachlan

Printed Name:	Daniel MacLachlan

Title:	CFO

Date Signed:	5/1/2020

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